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As filed with the Securities and Exchange Commission on April 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3893191 (I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(615) 373-9600
(Address including zip code, and telephone number,
including area code, of registrant's principal
executive offices)

Rachel A. Seifert
Senior Vice-President, Secretary and General Counsel
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(615) 373-9600
(Name, address including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Jeffrey Bagner
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004-1980
(212) 859-8000

        Approximate date of commencement of proposed sale to public:    From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-112084

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value	3,510,130 shares	$28.26	$99,196,273.00	$12,568.17

(1)
Estimated solely for purposes of calculating the registration fee pursuant to the provisions of Rule 457(c) and based on the average of the last reported high and low sales prices of the registrant's common stock on the New York Stock Exchange on April 8, 2004.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the exhibits filed herewith. The contents of the Registration Statement on Form S-3 (File No. 333-112084), filed by Community Health Systems, Inc., with the Securities and Exchange Commission on January 22, 2004, as amended, which was declared effective by the Securities and Exchange Commission on April 5, 2004, including the exhibits thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirement for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 12th day of April, 2004.

COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ WAYNE T. SMITH Wayne T. Smith Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ WAYNE T. SMITH Wayne T. Smith	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	April 12, 2004
* W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (principal financial officer)	April 12, 2004
* T. Mark Buford	Vice President and Corporate Controller (principal accounting officer)	April 12, 2004
* John A. Clerico	Director	April 12, 2004
* Robert J. Dole	Director	April 12, 2004
* J. Anthony Forstmann	Director	April 12, 2004
* Theodore J. Forstmann	Director	April 12, 2004

* Dale F. Frey	Director	April 12, 2004
* Sandra J. Horbach	Director	April 12, 2004
* Harvey Klein, M.D.	Director	April 12, 2004
* Thomas H. Lister	Director	April 12, 2004
* Michael A. Miles	Director	April 12, 2004
*By:	/s/ WAYNE T. SMITH Wayne T. Smith as Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 above)
24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-3 of Community Health Systems, Inc. (File No. 333-112084) and incorporated herein by reference)

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX